PowerFleet Reports Third Quarter 2019 Financial Results

Revenue up 26% Year-over-Year to a Quarterly Record $16.9 Million

Woodcliff Lake, NJ — November 6, 2019 — PowerFleet, Inc. (Nasdaq: PWFL), a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial trucks, tractor trailers, containers, cargo, and vehicles and truck fleets, reported results for the third quarter ended September 30, 2019. These results include only financial results from I.D. Systems, Inc. prior to its acquisition of Pointer Telocation Ltd., which closed on October 3, 2019. PowerFleet’s financial results for the fourth quarter ending December 31, 2019 will include consolidated results for both I.D. Systems and Pointer Telocation.

Management Commentary

“The third quarter was a continuation of the same strong operating performance we realized in the prior quarter,” said PowerFleet CEO Chris Wolfe. “As our financial results for the period demonstrate, we continued to execute on our growth plan, achieving record quarterly revenue of $16.9 million, which was up 26% year-over-year, with recurring revenue up 17% year-over-year. These achievements were driven by robust, broad-based growth across our three businesses, coupled with diligent cost management and operational efficiencies.

“Our strategy of providing a complete end-to-end IoT platform to track, control, and manage high-value mobile assets continues to generate increasingly positive results. During the third quarter, we signed numerous deals across our three industry verticals with major players such as Knight-Swift, The Scotts Miracle-Gro Company, B.A.H. Express and Jungheinrich. Our partnership with Jungheinrich continues to track ahead of plan, where we have already received several volume-based orders in the first phase of what looks to be a very promising relationship. These new wins and building pipeline of business continue to demonstrate the growing demand we’re seeing for PowerFleet’s solutions.

“In our rental fleet business, we delivered approximately 18,000 telemetry units to Avis Budget Group in the third quarter, bringing the total number of units delivered during the second and third quarters of 2019 to approximately 36,000. From a development standpoint, we completed a major system development effort in the quarter related to secure Bluetooth Low Energy capabilities. We are nearing completion on other programs and commencing certification activities on 70 different production-year 2020 makes and models.

“Subsequent to the quarter’s end, we closed the acquisition of Pointer Telocation on October 3rd, which marked a giant leap forward in PowerFleet’s pursuit of creating a powerful, vertically integrated, global IoT telematics software and solutions company. Pointer provides the additional global scale necessary to strategically leverage and deploy technologies and solutions from one market to the next, which should further increase profitability and cash flow generation over the long-term. While it’s only been about a month since the close of the acquisition, it’s been a busy and productive period. Our combined teams have integrated well and are working closely together on product roadmaps, cost reduction synergies and cross-selling opportunities.

“Looking ahead, we remain confident in our ability to achieve our 12-month financial outlook as a combined business. Clearly, our vision of creating PowerFleet as a global IoT telematics software and solutions provider is progressing, which we believe will generate significant shareholder value through global operational and financial scale, sustainable profitability and cash flow generation.”

Third Quarter 2019 Financial Results

Revenue increased 26% to a record $16.9 million from $13.4 million in same year-ago period.

Services revenue was $5.8 million compared to $4.3 million in same year-ago period. The increase in services revenue was due to increased high-margin recurring revenue and additional development services revenue related to the 75,000-unit order from Avis.

Recurring revenue increased 17% to $5.8 million from $5.0 million in the same year-ago period. The company expects growth in recurring revenue to continue as every unit sold comes with a long-term recurring revenue contract.

Product revenue was $11.1 million compared to $9.0 million in same year-ago period. The increase in product revenue was due to telemetry unit deliveries to Avis Budget Group.

Gross profit increased 12% to $7.6 million (45.2% of total revenue) from $6.8 million (50.8% of total revenue) in the same year-ago period. The increase in gross profit was primarily due to higher revenue in the period.

Selling, general and administrative expenses were $6.3 million, compared to $5.9 million in the same year-ago period. The increase in selling, general and administrative expenses was primarily due to higher foreign currency translation which is a non-cash expense, compared to the same year-ago period.

Research and development expenses were $1.8 million, compared to $1.7 million in the same year-ago period.

Acquisition-related expenses were $1.6 million, compared to $51,000 in the same year-ago period. The increase was primarily due to the acquisition-related expenses related to the acquisition of Pointer Telocation, which closed on October 3, 2019.

Net loss totaled $2.1 million or $(0.12) per basic and diluted share (based on 17.9 million weighted average shares outstanding), compared to net loss of $897,000 or $(0.05) per basic and diluted share in the same year-ago period (based on 17.3 million weighted average shares outstanding).

Adjusted EBITDA, a non-GAAP metric, totaled $738,000 or $0.04 per basic and diluted share (based on 17.9 million weighted average shares outstanding), compared to adjusted EBITDA of $242,000 or $0.01 per basic and diluted share (based on 17.3 million weighted average shares outstanding) in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

Investor Conference Call

PowerFleet management will discuss these results and business outlook on a conference call today (Wednesday, November 6, 2019) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

PowerFleet CEO Chris Wolfe and CFO Ned Mavrommatis will host the call, followed by a question and answer session where sell-side analysts and major institutional shareholders can ask questions.

U.S. dial-in: (877) 307-1379

International dial-in: (443) 877-4066

Passcode: 9671967

The conference call will be broadcast simultaneously and available for replay in the investor section of the company’s website at ir.powerfleet.com.

If you have any difficulty connecting with the conference call, please contact PowerFleet’s investor relations team at (949) 574-3860.

Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), PowerFleet provides certain non-GAAP measures of financial performance. These non-GAAP measures include adjusted EBITDA and adjusted EBITDA per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of PowerFleet’s current financial performance. Specifically, PowerFleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because PowerFleet’s method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

PowerFleet, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019

Net loss attributable to common stockholders	$(897,000)	$(2,099,000)	$(3,003,000)	$(6,878,000)
Interest (income) expense, net	(32,000)	(27,000)	(67,000)	(54,000)
Other (income) expense, net	109,000	-	153,000	46,000
Depreciation and amortization	392,000	447,000	1,174,000	1,299,000
Stock-based compensation	569,000	548,000	1,658,000	1,732,000
Foreign currency translation	50,000	258,000	146,000	288,000
Acquisition related expenses	51,000	1,611,000	379,000	4,673,000

Adjusted EBITDA	$242,000	$738,000	$440,000	$1,106,000

Non-GAAP Adjusted EBITDA per share - basic and diluted	$0.01	$0.04	$0.03	$0.06

About PowerFleet

PowerFleet® Inc. (NASDAQ: PWFL; TASE: PWFL) is a global leader and provider of subscription-based wireless IoT and M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial trucks, tractor trailers, containers, cargo, and vehicles and truck fleets. The company is headquartered in Woodcliff Lake, New Jersey, with offices located around the globe. PowerFleet’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. Our offerings are sold under the global brands PowerFleet, Pointer, and Cellocator. For more information, please visit www.powerfleet.com, the content of which does not form a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to PowerFleet’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond PowerFleet’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the ability to recognize the anticipated benefits of the acquisition of Pointer, which may be affected by, among other things, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for PowerFleet’s products to continue to develop, the possibility that PowerFleet may not be able to integrate successfully the business, operations and employees of I.D. Systems and Pointer, the inability to protect PowerFleet’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in PowerFleet’s, I.D. Systems’ and Pointer’s filings with the Securities and Exchange Commission, including I.D. Systems’ annual report on Form 10-K for the year ended December 31, 2018, Pointer’s annual report on Form 20-F for the year ended December 31, 2018 and PowerFleet’s registration statement on Form S-4 filed with the Securities and Exchange Commission on May 24, 2019, as amended on July 1, 2019 and July 23, 2019, could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, PowerFleet. Unless otherwise required by applicable law, PowerFleet assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether a result of new information, future events, or otherwise.

PowerFleet Company Contact

Ned Mavrommatis, CFO

NMavrommatis@powerfleet.com

(201) 996-9000

PowerFleet Investor Contact

Matt Glover

Gateway Investor Relations

PWFL@gatewayIR.com

(949) 574-3860

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2019	2018	2019
Revenue:
Products	$9,044,000	$11,062,000	$29,726,000	$28,954,000
Services	4,341,000	5,822,000	11,847,000	17,815,000

	13,385,000	16,884,000	41,573,000	46,769,000
Cost of revenue:
Cost of products	5,287,000	7,227,000	18,537,000	18,528,000
Cost of services	1,301,000	2,027,000	3,362,000	6,522,000

	6,588,000	9,254,000	21,899,000	25,050,000

Gross profit	6,797,000	7,630,000	19,674,000	21,719,000

Operating expenses:
Selling, general and administrative expenses	5,870,000	6,321,000	17,231,000	18,424,000
Research and development expenses	1,696,000	1,824,000	4,981,000	5,508,000
Acquisition-related expenses	51,000	1,611,000	379,000	4,673,000

	7,617,000	9,756,000	22,591,000	28,605,000

Loss from operations	(820,000)	(2,126,000)	(2,917,000)	(6,886,000)
Interest income	66,000	37,000	217,000	110,000
Interest expense	(34,000)	(10,000)	(150,000)	(56,000)
Other expense, net	(109,000)	-	(153,000)	(46,000)

Net loss	$(897,000)	$(2,099,000)	$(3,003,000)	$(6,878,000)

Net loss per share - basic and diluted	$(0.05)	$(0.12)	$(0.18)	$(0.39)

Weighted average common shares outstanding -basic and diluted	17,312,000	17,929,000	17,121,000	17,440,000

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	December 31, 2018	September 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$10,159,000	$5,560,000
Restricted cash	307,000	307,000
Investments - short term	394,000	-
Accounts receivable	9,247,000	13,821,000
Financing receivables - current	1,036,000	950,000
Inventory, net	4,649,000	9,761,000
Deferred costs - current	3,660,000	3,868,000
Prepaid expenses and other current assets	3,208,000	2,822,000

Total current assets	32,660,000	37,089,000

Investments - long term	4,131,000	-
Financing receivables - less current portion	1,254,000	972,000
Deferred costs - less current portion	5,409,000	5,467,000
Fixed assets, net	2,149,000	2,070,000
Goodwill	7,318,000	9,362,000
Intangible assets, net	4,705,000	6,292,000
Right of use asset	-	1,822,000
Other assets	177,000	204,000
	$57,803,000	$63,278,000

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$8,027,000	$16,583,000
Deferred revenue - current	7,902,000	8,095,000
Acquisition related contingent consideration payable	946,000	-
Lease liability - current	-	849,000

Total current liabilities	16,875,000	25,527,000

Deferred revenue - less current portion	9,186,000	9,019,000
Lease liability - less current portion	-	1,122,000
Deferred rent	208,000	-

	26,269,000	35,668,000

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	192,000	197,000
Additional paid-in capital	138,693,000	141,753,000
Accumulated deficit	(101,180,000)	(108,058,000)
Accumulated other comprehensive loss	(435,000)	(255,000)
Treasury stock	(5,736,000)	(6,027,000)

Total stockholders’ equity	31,534,000	27,610,000
Total liabilities and stockholders’ equity	$57,803,000	$63,278,000

PowerFleet, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

(Unaudited)

	Nine Months Ended September 30,
	2018	2019
Cash flows from operating activities: (net of assets acquired)

Net loss	$(3,003,000)	$(6,878,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	15,000	155,000
Stock-based compensation expense	1,658,000	1,732,000
Depreciation and amortization	1,174,000	1,299,000
Inventory reserve	260,000	156,000
Change in contingent consideration	146,000	54,000
Other non-cash items	93,000	(37,000)
Changes in:
Accounts receivable	(835,000)	(4,537,000)
Financing receivables	511,000	368,000
Inventory	372,000	(5,069,000)
Prepaid expenses and other assets	(1,152,000)	386,000
Deferred costs	(17,000)	(266,000)
Deferred revenue	(567,000)	26,000
Accounts payable and accrued expenses	1,168,000	8,306,000
Net cash used in operating activities	(177,000)	(4,305,000)
Cash flows from investing activities:
Acquisitions	-	(4,350,000)
Capital expenditures	(155,000)	(501,000)
Purchase of investments	(2,415,000)	(99,000)
Proceeds from the sale and maturities of investments	9,308,000	4,638,000
Net cash provided by investing activities	6,738,000	(312,000)
Cash flows from financing activities:
Proceeds from exercise of stock options	361,000	177,000
Shares repurchased pursuant to vesting of restricted stock	(621,000)	(291,000)
Net cash used in financing activities	(260,000)	(114,000)
Effect of foreign exchange rate changes on cash and cash equivalents	130,000	132,000
Net decrease in cash, cash equivalents and restricted cash	6,431,000	(4,599,000)
Cash, cash equivalents and restricted cash - beginning of period	5,403,000	10,466,000
Cash, cash equivalents and restricted cash - end of period	$11,834,000	$5,867,000